Exhibit 99.1

NEWS RELEASE www.vocaltec.com

magicJack Reports First Quarter 2018 Financial Results

•	Total net revenues of $20.0 million
•	GAAP operating income of $2.6 million, Adjusted EBITDA of $5.5 million
•	GAAP diluted EPS of $0.12, non-GAAP diluted EPS of $0.25
•	Cash and cash equivalents of $53.9 million and no debt as of March 31, 2018

West Palm Beach, Fla. and Netanya, Israel, May 10, 2018 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the first quarter ending March 31, 2018.

First Quarter 2018 Financial Highlights:

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Net revenues: Total net revenues for the first quarter of 2018 were $20.0 million. Net revenues from the sales of magicJack devices were $1.9 million and access rights renewal revenues were $12.3 million, and accounted for 62% of total net revenues. Prepaid minute revenues were $1.0 million and access and wholesale charges were $0.8 million during the quarter. Broadsmart Global, Inc. contributed $2.6 million in revenues to the first quarter of 2018. Other revenue items contributed the remaining $1.4 million of total net revenues during the first quarter of 2018.

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Operating Income: GAAP operating income for the first quarter of 2018 was $2.6 million, which included $0.9 million in net charges primarily related to non-recurring professional and legal costs, executive management transition and severances expenses, and the impairment of a licensing agreement.

–	Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2018 was $5.5 million.

–
Net Income: GAAP net income attributable to common shareholders for the first quarter of 2018 was $2.0 million or $0.12 GAAP diluted net income per share based on 16.2 million weighted-average diluted ordinary shares outstanding. GAAP net income included the aforementioned items under the Operating Income section above, as well as a $0.1 million impact from certain tax items, which included an increase to uncertain tax positions, increase in the Company’s tax valuation allowance, and increase to deferred tax assets related to expiration and forfeiture of stock options and restricted stock awards.

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Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the first quarter of 2018 was $4.1 million or $0.25 non-GAAP net income per diluted share based on 16.2 million weighted-average diluted ordinary shares outstanding.

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Cash: As of March 31, 2018, magicJack VocalTec had cash and cash equivalents of $53.9 million and no debt. During the first quarter of 2018, the company generated $1.3 million in net cash provided by operating activities, which reflects the impact of paying out annual executive and employee bonuses, as well as legal and professional fees related to the strategic process.

A reconciliation of GAAP to non-GAAP measures has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First Quarter 2018 Highlights and Recent Updates:

–	As of March 31, 2018, magicJack had an estimated 1.89 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 84,000 subscribers during the first quarter of 2018. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended March 31, 2018, magicJack’s average monthly churn was 2.3%.

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On November 9, 2017, the Company entered into a Merger Agreement with B. Riley Financial, Inc., in which B. Riley has agreed to acquire all of the outstanding shares of the Company for $8.71 per share (the “Transaction”). The Company has received all required consents and approvals from the state public service commissions and is waiting for approval from the Federal Communications Commission. The Company expects the Transaction to close in the next three months.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Investor Relations
561-749-2255
ir@vocaltec.com

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

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magicJack defines non-GAAP adjusted EBITDA as GAAP operating income (loss) excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items, which include transaction related expenses and a provision for restructuring.

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magicJack defines non-GAAP net income as GAAP net income (loss) attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items, which include transaction related expenses and a provision for restructuring, and tax related items.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-18	31-Mar-17
Net revenues	$20,015	$23,197
Cost of revenues	7,163	9,451
Gross profit	12,852	13,746
Operating expenses:
Marketing	1,192	2,407
General and administrative	7,502	12,825
Research and development	1,457	1,499
Impairment of intangible assets and goodwill	131	31,527
Total operating expenses	10,282	48,258
Operating income (loss)	2,570	(34,512)
Other income (expense):
Interest and dividend income	93	6
Other (expense) income	(2)	(17)
Total other income (expense)	91	(11)
Income (loss) before income taxes	2,661	(34,523)
Income tax expense (benefit)	695	(11,355)
Net (loss) income	1,966	(23,168)
Net loss attributable to noncontrolling interest	-	67
Net (loss) income attributable to common shareholders	$1,966	$(23,101)

(Loss) earnings per ordinary share:
Basic	$0.12	$(1.44)
Diluted	$0.12	$(1.44)
Weighted average ordinary shares outstanding:
Basic	16,192	16,034
Diluted	16,211	16,034

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	31-Mar-18	31-Dec-17
ASSETS
Current Assets
Cash and cash equivalents	$53,850	$52,638
Investments, at fair value	369	369
Accounts receivable, net	2,037	2,428
Inventories	1,700	1,880
Contractual Cost - Current	258	1,936
Prepaid income taxes	1,328	2,016
Deposits and other current assets	1,840	1,874
Total current assets	61,382	63,141

Property and equipment, net	2,521	2,772
Intangible assets, net	9,371	10,190
Goodwill	32,304	32,304
Deferred tax assets	31,496	31,726
Deposits and other non-current assets	825	909
Contractual Cost - Non Current	523	-
Total Assets	$138,422	$141,042

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$1,426	$3,199
Accrued expenses and other current liabilities	4,722	6,454
Contract liabilities - Current	39,957	42,243
Total current liabilities	46,105	51,896

Contract liabilities - Non Current	37,915	38,797
Other non-current liabilities	14,164	13,787
Total Capital Equity	40,238	36,562
Total Liabilities and Capital Equity	$138,422	$141,042

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Three Months	Three Months
	Ended	Ended
	31-Mar-18	31-Mar-17
Cash flows from operating activities:
Net (loss) income	$1,966	$(23,168)
Provision for doubtful accounts and billing adjustments	1	54
Share-based compensation	1,093	736
Depreciation and amortization	959	1,525
Impairment of intangible assets	131	31,527
Increase of uncertain tax position	112	1,427
Deferred income tax (benefit) provision	79	(10,911)
Changes in operating assets and liabilities	(3,062)	(5,001)
Net cash provided by (used in) operating activities	1,279	(3,811)
Cash flows from investing activities:
Purchases of property and equipment	(14)	(225)
Acquisition of intangible assets	-	(48)
Net cash (used in) investing activities	(14)	(273)
Cash flows from financing activities:
Repurchase of ordinary shares to settle withholding liability	(53)	-
Net cash (used in) financing activities	(53)	-

Net increase (decrease) in cash and cash equivalents	1,212	(4,084)
Cash and cash equivalents, beginning of period	52,638	52,394
Cash and cash equivalents, end of period	$53,850	$48,310

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RECONCILIATION OF OPERATING INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-18	31-Mar-17
GAAP Operating income (loss)	$2,570	$(34,512)
Depreciation and amortization	959	1,525
Share-based compensation	1,093	736
Impairment of intangible assets	131	31,527
Asset impairment	-	386
Proxy contest related expenses	-	1,017
Severance and senior management transition expenses	113	2,912
Write-down of inventory components	-	386
Other Items	651	198
Non- GAAP Adjusted EBITDA	$5,517	$4,175

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-18	31-Mar-17
GAAP Net income (loss) attributable to common shareholders	$1,966	$(23,101)
Share-based compensation	1,093	736
Impairment of intangible assets	131	31,527
Asset impairment	-	386
Proxy contest related expenses	-	1,017
Severance and senior management transition expenses	113	2,912
Write-down of inventory components	-	386
Other Items	651	198
Tax related items	115	(10,683)
Non-GAAP Net income	$4,069	$3,378

GAAP earnings (loss) per ordinary share – Diluted	$0.12	$(1.44)
Share-based compensation	0.07	0.05
Impairment of intangible assets	0.01	1.97
Asset impairment	-	0.02
Proxy contest related expenses	-	0.06
Severance and senior management transition expenses	0.01	0.18
Write-down of inventory components	-	0.02
Other Items	0.04	0.01
Tax related items	0.01	(0.67)
Non-GAAP Net income per share – Diluted	$0.25	$0.21

Weighted average ordinary shares outstanding - Diluted:	16,211	16,034